                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

 [   ]  Preliminary Proxy Statement
 [   ]  Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
 [ X ]  Definitive Proxy Statement
 [   ]  Definitive Additional Materials
 [   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        SOUTHWESTERN ENERGY COMPANY
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [ X ] No fee required.
 [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4) Proposed maximum aggregate value of transaction:
          5) Total fee paid:
 [   ]  Fee paid previously with preliminary materials.
 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

                           Southwestern Energy Company
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 22, 1997


         The Annual Meeting of Shareholders of Southwestern Energy Company will be held at the Northwest Arkansas Holiday Inn, Hwy. 71 Bypass at Hwy. 412, Springdale, Arkansas, on Thursday, the 22nd day of May, 1997, at 11:00 a.m., Central Daylight Time, for the following purposes:

         (1) The election of five (5) directors to serve until the 1998 Annual Meeting or until their respective successors are duly elected and qualified;

         (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 21, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to mark, sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                              By Order of the Board of Directors
                                                      GREGORY D. KERLEY
                                                          Secretary
April 14, 1997

                           Southwestern Energy Company


                                 PROXY STATEMENT


         This Proxy Statement is furnished to the shareholders of Southwestern Energy Company (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders on May 22, 1997, and any adjournment or adjournments thereof.

         The complete mailing address of the principal executive offices of the Company is:

                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

         The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised.

         The  Board  of  Directors  has  engaged  Morrow  & Co.,  Inc.,  a proxy solicitation firm, to solicit proxies from brokerage firms, banks, and institutional holders of shares on its behalf at a cost of $5,000 plus expenses. The cost of this proxy solicitation will be borne by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The solicitation will be by mail and such cost will include the cost of preparing and mailing this Proxy Statement and proxy. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or by other means. Although solicitation will be made primarily through the use of the mail, officers, directors, or regular employees of the Company may solicit proxies personally or by telephone or other means without additional remuneration for such activity.

         A copy of the Company's Annual Report has previously been mailed to shareholders. This Proxy Statement is being mailed to shareholders on April 14, 1997.


                          VOTING SECURITIES OUTSTANDING
             CUMULATIVE VOTING FOR ELECTION OF DIRECTORS AUTHORIZED

         On March 21, 1997, the Company had outstanding 24,722,332 shares of Common Stock ($.10 par value). Each share outstanding on the record date for the meeting entitles the holder thereof to one vote upon each matter to be voted upon at the meeting, except that for the election of directors each such shareholder shall be entitled to as many votes as shall equal the number of shares of stock outstanding in his name multiplied by the number of directors to be elected, and he may cast all such votes for a single director or he may distribute them among the number to be voted for, or for any two or more of them, as he may see fit. Unless contrary instructions are given, persons named as proxies will have discretionary authority to cumulate votes in the same manner. All shares represented by effective proxies will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy. Abstentions and broker nonvoted shares are disregarded in the vote tallies and do not have the effect of "no" votes. For purposes of determining a quorum, a share is present once it is represented for any purpose at the meeting. Abstentions are counted present for purposes of determining a quorum. Broker nonvoted shares are counted present if represented at the meeting for any purpose.

         Unless revoked, each properly executed proxy will be voted in the manner directed therein. If no direction is made, each such proxy will be voted FOR the election of directors.

         Only shareholders of record at the close of business on March 21, 1997, will be entitled to vote at the Annual Meeting of Shareholders.


                              ELECTION OF DIRECTORS

         At the meeting, five (5) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, this proxy will be voted FOR the election of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies. The Company has no knowledge that any nominee will be unavailable for election. Directors shall be elected by plurality vote. Certain information concerning the nominees for election as directors is set forth below.

                              Nominees For Election

         JOHN PAUL HAMMERSCHMIDT - Mr. Hammerschmidt is a retired U.S. Congressman, Third District of Arkansas, who served from 1967-1993. He has been a director of Dillard's Department Stores Inc., Little Rock, Arkansas, since 1992. He has also served as a director of First Federal Bank of Arkansas, Harrison, Arkansas, since 1966. Mr. Hammerschmidt was a member of the Metropolitan Washington Airports Authority Board of Review from 1987-1992. From 1946-1984 he was active in the lumber business, serving as President of Hammerschmidt Lumber Company, Harrison, Arkansas. Mr. Hammerschmidt is 74 years old and was first elected to the Board of Directors in 1992.

         ROBERT L. HOWARD - Mr. Howard is a retired Vice President of Shell Oil Company. He was most recently Vice President, Domestic Operations, Exploration and Production of Shell, a position he held from 1992-1995. In that position, he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast and Florida. During Mr. Howard's 36 years with Shell, he held various positions within Shell's exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard has served as a director of Camco International, Inc. of Houston, Texas, since 1995, and United Meridian Corporation of Houston, Texas, since September, 1996. He is 60 years old and first became a director in 1995.

         KENNETH R. MOURTON - Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas. He is the Managing Principal Attorney for this firm. Mr. Mourton is also President and principal shareholder of Coors of Western Arkansas, Inc., since 1980; President and majority shareholder of E. J. Ball Plaza, Inc., since 1992; and part owner of Emerald Travel Services, Ltd., since 1989. All of these businesses are located in Fayetteville,

Arkansas. Mr. Mourton is Chairman, since 1992, of Razorback Foundation, Inc., a nonprofit corporation which supports University of Arkansas athletic programs. He is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income rural Arkansas children obtain college and university educations. Mr. Mourton is 46 years old and was first elected to the Board of Directors in 1995.

         CHARLES E. SANDERS - Mr. Sanders is a retired General Manager of Springdale Publishing Co., Springdale, Arkansas, and presently manages his own investments. Mr. Sanders is 77 years old and first became a director in 1973.

         CHARLES E. SCHARLAU - Mr. Scharlau is Chairman of the Board and Chief Executive Officer of the Company. He has served as a director, since 1980 of C.
H. Heist Corporation, Clearwater, Florida, and was appointed by the Governor of the State of Arkansas to the University of Arkansas Board of Trustees in March, 1997. Mr. Scharlau is 69 years old and first became a director in 1966.

         Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates provided written notice of such nomination is received at the Company's principal executive offices no later than the close of business on April 29, 1997. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.


                                BOARD COMMITTEES

         The Board of Directors has a standing audit committee (the "Audit Committee") composed of noncompany members of the Board. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for recommending the appointment of the independent public accountants. The Audit Committee meets periodically with the Company's management, internal auditors, and independent public accountants to review the work of each and to satisfy itself that said parties are properly discharging their responsibilities. The independent public accountants have direct access to the Audit Committee and periodically meet with the Audit Committee without management representatives present. The Audit
Committee is currently composed of Messrs. John Paul Hammerschmidt, Chairman, Robert L. Howard, and Charles E. Sanders.

         The Board of Directors has a compensation committee (the "Compensation Committee") which is responsible for recommending to the Board of Directors officer compensation and discretionary awards under the various incentive plans. Messrs. Charles E. Sanders, Chairman, and John Paul Hammerschmidt presently serve on this committee.

         The Board of Directors also has a retirement committee (the "Retirement Committee") which is responsible for administering the Company's pension and retirement plans and for recommending retirement policy to the Board of Directors. Messrs. Charles E. Scharlau, Chairman, Kenneth R. Mourton, and Charles E. Sanders presently serve on this committee.

         The Company has no standing nominating committee. Candidates for nomination for Board positions are considered by the Board as a whole. The Board will consider qualified candidates recommended by shareholders. Any shareholder wishing to recommend a candidate may do so by letter addressed to Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408. Such letter should state in detail the qualifications of the candidate. Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates independent of the Board of Directors. Shareholder nominees to be presented to the 1997 Annual Meeting must be submitted pursuant to the procedures described under the subheading, "Nominees for Election." Shareholders entitled to vote for the election of directors at the 1998 Annual Meeting may present independent nominees to the 1998 Annual Meeting provided that notice of such nomination is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the 1998 meeting date. If less than 65 days notice of the 1998 Annual Meeting is given, written notice of any such nomination must be received no later than the close of business on the 15th day following the day on which notice of the meeting date is mailed. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                              DIRECTOR COMPENSATION

         In 1996, for their services as directors, Messrs. John Paul Hammerschmidt, Robert L. Howard, Kenneth R. Mourton, Charles E. Sanders and Charles E. Scharlau were each paid $24,000 in cash. Mr. E. J. Ball, for his service as Director Emeritus, was paid $5,000. Each outside director serving as of December 31, 1996, was granted an option to purchase 12,000 shares of the Company's Common Stock at $15.125 per share, representing the fair market value on the date of grant. Such options were granted in tandem with limited stock appreciation rights, as defined under "Compensation Committee Report," and become exercisable in installments at a rate of 25% per year for each full twelve months of service as a director. In addition, each outside member of the Audit, Compensation, and Retirement Committees is paid $500 per diem for his participation on each committee. During 1996, the Board of Directors held seven meetings, the Audit Committee held two meetings, the Compensation Committee held two meetings, and the Retirement Committee held one meeting.

         Directors who retire with certain qualifications are appointed to the position of Director Emeritus and are paid a fee of $1,000 per meeting attended. Mr. Ball was appointed to the position of Director Emeritus upon his retirement in 1995. Mr. Ball is General Counsel to the Company, and Mr. Ball and Mr. Mourton are partners in the law firm of Ball and Mourton, Ltd., PLLC. During 1996, the Company paid $9,476 in legal fees to Ball and Mourton, Ltd., PLLC.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following persons were known by the Company to beneficially own more than 5% of the Company's Common Stock as of March 21, 1997.

                                                      Amount and
                                                       Nature of         Percent
                          Name and Address of          Beneficial           of
    Title of Class          Beneficial Owner           Ownership          Class
    --------------        ------------------------    -------------      -------
Common Stock..............State Farm Mutual           1,430,800 (1)       5.79%
                          Automobile Insurance Co.
                          One State Farm Plaza
                          Bloomington, IL  61710
------------------------

(1) State Farm Fire and Casualty Company, a wholly-owned subsidiary of State Farm Mutual Automobile Insurance Company, holds sole voting and dispositive power on 731,700 shares. State Farm Mutual Automobile Insurance Company holds sole voting and dispositive power on the remaining 699,100 shares. Each company disclaims beneficial ownership of shares held by the other, and each company disclaims that it is part of a group.


                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

         The following table sets forth information as of March 21, 1997, with respect to beneficial ownership of the Company's Common Stock by its directors and executive officers.

                                                        Number of Shares of $.10
                                                        Par Value Common Stock
                                                    Beneficially Owned as of 3-21-97
                                                       (Sole Voting and Investment        Percent
         Name of Beneficial Owner                          Power Except as Noted) (1)     of Class
         ------------------------                   ---------------------------------- -----------
Executive Officers:
   Charles E. Scharlau..................................          644,502                  2.61%
   Dan B. Grubb.........................................           18,121                   .07%
   Stanley D. Green.....................................          229,122                   .93%
   B. Brick Robinson....................................          198,452                   .80%
   Gregory D. Kerley....................................           75,103                   .30%
Directors and Nominees:
   John Paul Hammerschmidt..............................           48,000                   .19%
   Robert L. Howard.....................................           24,000                   .10%
   Kenneth R. Mourton...................................           25,000                   .10%
   Charles E. Sanders...................................           77,856                   .32%
All persons as a group (9 in number) who are directors,
nominees or executive officers of the Company...........        1,340,156 (2)              5.42%

------------------------

(1) Of the number of shares reported as beneficially owned, the named individuals had the right to acquire within 60 days, through the exercise of stock options, beneficial ownership of the following number
         of shares:  Mr.  Scharlau,   225,961;   Mr.  Green,  79,956;  Mr.
         Robinson,63,920;

                                        5

         Mr. Kerley, 16,876; 18,000 each for Messrs. Hammerschmidt and Sanders; and 3,000 each for Messrs. Howard and Mourton. Included in the number of shares reported as beneficially owned are the rights of the named individuals to acquire the following number of shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy Statement: Mr. Scharlau, 264,685; Mr. Green, 125,160; Mr. Robinson, 126,827; Mr. Kerley, 54,421; 30,000 each for
         Messrs. Hammerschmidt and Sanders; and 21,000 each for Messrs. Howard and Mourton. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power:
         Mr. Green, 17,576; Mr. Robinson, 1,535; and Mr. Kerley, 1,722. The named individuals acquire investment power for these shares immediately upon a "change in control."

(2) Of this number, all directors and executive officers as a group had the right to acquire beneficial ownership of 428,713 shares through the exercise of stock options within 60 days. Also included in this number is this group's right to acquire an additional 673,093 shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of this Proxy Statement.


                Transactions With Nominees and Executive Officers

         Prior to the time Mr. Grubb was appointed President and Chief Operating Officer of the Company in July, 1992, he owned an equity interest in certain business enterprises in which the Company also owned an equity interest. More specifically, companies owned by Mr. Grubb held both a 4% general partnership interest in NOARK Pipeline System, Limited Partnership ("NOARK"), which was formed to own and operate a $103 million intrastate natural gas pipeline system in Arkansas, and a 25% interest in NOARK Gas Marketing Company ("NGMC"), a general partnership formed to develop markets to be served through NOARK.

         In connection with the construction of the NOARK Pipeline System, NOARK issued $63.0 million in Senior Secured Notes to The Prudential Insurance Company of America ("Prudential"). Through a guarantee agreement, Mr. Grubb's companies held ultimate responsibility for 4% of this debt.

         In 1992, upon Mr. Grubb's appointment as President and Chief Operating Officer of the Company, a wholly-owned subsidiary of the Company purchased Mr. Grubb's 4% general partnership interest in NOARK and his 25% general partnership interest in NGMC. The Company agreed to pay Mr. Grubb the sum of $7,912 for his interest in NGMC. No cash consideration was paid to Mr. Grubb for his general partnership interest in NOARK. The Company and its wholly-owned subsidiaries also agreed to assume all liabilities and obligations of Mr. Grubb and his companies incurred in connection with their participation in NOARK and NGMC as of the date of the acquisitions. Among the liabilities assumed by the Company and its wholly-owned subsidiaries were GRUBB NOARK Pipeline Inc.'s obligations under the Senior Secured Notes issued to Prudential as described above. Mr. Grubb is Chairman, Chief Executive Officer, and principal shareholder of GRUBB NOARK Pipeline, Inc. In 1996, NOARK generated insufficient cash flow to cover its debt service obligations to Prudential, and the Company paid $84,400 to Prudential which Mr. Grubb and his companies would otherwise have been obligated to pay if the Company had not assumed these obligations.

         During 1996, the Company paid $24,610 to the law firm of Conner and Winters of Tulsa, Oklahoma, for certain legal services. Mr. Greg Scharlau, Mr. Scharlau's son, is a partner in Conner and Winters.

                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

         In determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company and its subsidiaries, the Compensation Committee seeks to align compensation with the attainment of the Company's objectives, the Company's performance, and the attraction and retention of individuals who contribute to the Company's success. For the CEO and the other named executive officers, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

         - relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer's contribution thereto;

         - reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

         - help to attract and retain the most qualified individuals in the natural gas and oil and gas industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

         - reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

         In determining executive compensation, the Company uses peer group comparisons. The industry group index shown in the performance chart reported in this Proxy Statement includes a number of the companies that are used for compensation analysis. The Compensation Committee believes that companies operating exclusively in the oil and gas producing industry are also appropriate to include in its compensation analysis. Compensation packages are targeted to the median of the range of compensation paid by comparable companies. Executive compensation paid by the Company during 1996 generally corresponded to the 50th percentile of compensation paid by comparable companies.

         Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. This limitation became effective in 1994. The Company believes that all compensation paid in 1996 will be fully deductible. Further, none of the named individuals received compensation in excess of $1,000,000 during 1996. If, in the future, it appears that the compensation paid to a named individual may be in excess of limitations imposed on deductibility for federal income tax purposes, the Company will seek ways to maximize the deductibility of compensation payments without compromising the Company's or the Compensation Committee's flexibility in designing effective compensation plans that can meet the Company's objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its stockholders.

Components of Compensation

         Base Salary. In establishing the base salaries of the CEO and the other executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the total compensation package is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. The Compensation Committee also takes into account the Company's financial and operating performance as compared with the industry mean and the individual performance of the Company's executives as compared to the Compensation Committee's expectations of performance for top level executives in general. The Compensation Committee also considers the diverse skills required of its executive management to expand the exploration and production segment of its operations while maintaining satisfactory performance in the highly regulated gas distribution segment. In addition, the Compensation Committee considers the particular executive's performance, responsibilities, qualifications, and experience in the natural gas industry. The Compensation Committee is periodically advised by outside compensation consultants on its compensation policies and receives evaluations from the appropriate level of management concerning the performance of executives within their range of reporting responsibilities.

         The minimum base salary for Mr. Scharlau and Mr. Grubb have been incorporated into employment agreements as further described under the heading "Agreements Concerning Employment and Changes in Control." Changes in base salary also affect other elements of compensation including: (i) awards under the Company's Incentive Compensation Plan, (ii) pension benefits, (iii) company matching portions of 401(k) and Nonqualified Plan contributions and (iv) life insurance benefits.

         Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Incentive Plan") applicable to executives with responsibility for the Company's major business segments. The Incentive Plan is intended to encourage and reward the achievement of (1) year-to-year growth in the Company's actual reported earnings, (2) returns on equity which are above industry averages, (3) reserve additions and acquisitions at competitive costs,
(4) return on utility rate base, and (5) pipeline throughput and margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value, and the applicability of each of these criteria in determining awards to any particular executive depends on the responsibilities of that executive. A portion of each award under the Incentive Plan is an automatic award based upon the achievement of these corporate financial objectives, and a portion is discretionary based on a subjective evaluation of the executive's performance by the Compensation Committee. The Incentive Plan is also designed to assist in the attraction and retention of qualified employees, to further link the financial interest and objectives of employees with those of the Company, and to foster accountability and teamwork throughout the Company.

         The CEO and the executive officers have responsibilities directly affecting the Company's operation and are assigned target, minimum, and maximum award levels expressed as a percentage of their base salary. In 1996, the target awards which could be paid based on attainment of corporate performance measures ranged from 18.75% to 30% of base salary for these individuals, the minimum awards ranged from 9.375% to 15% of base salary, and the maximum awards which could be paid ranged from 37.5% to 60% of base salary. None of these awards are paid if corporate performance as determined by the corporate performance measures is below a specified level. In addition, the participating executives are eligible for discretionary awards based upon their individual performance ranging from 12.5% to 20% of base salary. Payouts under the Incentive Plan are based on the achievement of corporate financial profit objectives, business unit results, and the Committee's evaluation of individual performance. Awards are payable in cash, restricted Common Stock of the Company, or a combination of cash and restricted Common Stock. Restricted Common Stock awarded under the Incentive Plan is subject to the provisions of the Company's 1993 Stock Incentive Plan, discussed below, and counts toward the aggregate number of shares authorized under that plan.

         Generally, when multiple factors are considered to measure the performance of the Company's executives, such factors are equally weighted in determining the Company performance portion of an executive's bonus. In determining automatic awards under the Incentive Plan for the CEO and the named executive officers, the Compensation Committee examines (1) the Company's return on equity as compared to the performance of a peer group of the Company as indicated by The Value Line Investment Survey group of natural gas (diversified) companies and (2) the increase in actual reported earnings per share over the previous year. Because these factors are weighted equally, proportionate awards are made if targets for at least one of the factors are met. In 1996, return on equity exceeded the minimum target and the earnings per share growth maximum was exceeded. Discretionary awards for these executives are based on a subjective evaluation of the executive's performance by the Compensation Committee. Discretionary awards may be influenced by the performance of individual business segments, but are primarily intended to provide an incentive to recognize exceptional performance by an individual.

         Stock Incentive Plan. The CEO and other executive officers are also eligible to participate in the Company's 1993 Stock Incentive Plan (the "Stock Plan"). The Stock Plan is designed to attract and retain key executive employees by enabling them to acquire a proprietary interest in the Company and by tying executive rewards to shareholder interests. The Stock Plan provides for the granting of restricted stock, phantom stock, stock bonuses, options to purchase Common Stock of the Company, and limited, tandem, and stand-alone stock appreciation rights in such amounts as determined by the Compensation Committee on a discretionary basis. Limited stock appreciation rights are exercisable only upon a change in control and provide for certain cash payments in lieu of the exercise of the stock options to which they relate. Grants relating to 1996 performance were made at a price equal to the fair market value on the date of grant. In addition, the Stock Plan provides for the granting of cash bonuses in connection with awards of restricted stock and stock bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to such awards. The number of shares of the $.10 par value Common Stock of the Company which may be issued under the Stock Plan cannot exceed 1,275,000, subject to adjustment in the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or any other similar event. The number of shares which may be issued pursuant to the Stock Plan may also be increased at the discretion of the Board of Directors. In determining the options granted to executive officers under the Stock Plan, the Compensation Committee considers a number of factors in addition to considering the goals of attracting and retaining such officers and tying their rewards to shareholder interests. The number of options and restricted shares awarded in fiscal 1996 were based partially upon an analysis of the value of long-term incentive plan awards made by the Company's competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular executive, and the desirability of providing a particular executive with an adequate incentive to remain in the employ of the Company.

         In 1993, the annual component of the Company's former Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") was replaced by the Company's Incentive Compensation Plan, discussed above. The long-term component of the Prior Plan was replaced by the Stock Incentive Plan for performance periods beginning after January 1, 1993. Payouts of awards previously granted and payouts of awards related to five-year performance periods ending each year through December 31, 1997, will continue to be made under the Prior Plan. Key employees were selected annually to participate in the Prior Plan based on their ability to have a significant impact on the performance of the Company. Under the long-term incentive component of the Prior Plan, cash awards are based on the Company's performance during overlapping five-year periods. A new five-year performance period began each year on January 1, with the final five-year performance period beginning January 1, 1993. For all participants, awards are based equally on the compounded five-year growth in earnings per share and the cumulative five-year return on equity. The return on equity performance factor is compared to the composite actual average return on equity for the previous five-year period of the natural gas (diversified) group of companies as determined by reference to The Value Line Investment Survey. Payouts of awards are tied to achieving specified levels of return on equity and earnings per share (EPS) growth. None of these awards are paid if both return on equity and EPS growth are below specified levels, but proportionate awards may be paid if only one of these performance factors is below the specified level. Target awards which could be paid based on attainment of corporate performance measures range from 10% to 40% of base salary (determined at the beginning of each five-year performance period), minimum awards range from 5% to 20% of base salary, while the maximum awards range from 20% to 80% of base salary. During the five-year performance period ending December 31, 1996, the specified target EPS growth rate was not achieved while 96% of the targeted return on equity performance factor was achieved. Any award earned is payable at the rate of 20% per year, commencing at the end of each five-year performance cycle. The purpose of this component of the Prior Plan is to balance the focus of senior managers between annual goals and long-term strategies of the Company.

         Mr.  Scharlau's  base  salary  remained  at  $425,000  for three  years
(1992-1994) prior to being increased to $450,000 for 1995 and 1996. Mr. Scharlau's base salary will increase to $468,000 for 1997. Under the Company's Incentive Compensation Plan, Mr. Scharlau has a targeted annual bonus award of 50% of base salary, with minimum and maximum awards of 20% and 80%, respectively, depending upon the achievement of corporate performance measures. Of these awards, a portion is an automatic award based upon the achievement of the corporate financial objectives relating to earnings per share growth and return on equity as described under the subheading, "Incentive Compensation Plan" above, and a portion is discretionary based on a subjective evaluation of Mr. Scharlau's performance by the Compensation Committee and the Board of Directors and may be influenced by the performance of individual business segments. The Company's attainment of the earnings per share and return on equity performance measures in fiscal 1996 resulted in Mr. Scharlau being awarded a bonus of $174,556, or 39% of his base salary. Under the long-term component of the Prior Plan, Mr. Scharlau earned an award in 1996 of $77,223, or 18% of his 1992 base salary for the five-year performance period ending December 31, 1996. This award will be paid out at the rate of 20% per year through 2001. For this performance period, minimum, target, and maximum awards applicable to Mr. Scharlau under the long-term component of the Prior Plan were 20%, 40%, and 80% of base salary, respectively. During this period, the specified target EPS growth rate was not achieved while 96% of the targeted return on equity performance factor was achieved. For performance periods beginning after January 1, 1993, the long-term component of this plan was replaced by the Stock Plan.

         In 1996, Mr. Scharlau was awarded options to purchase 25,000 shares of the Company's Common Stock under the Stock Plan, as described above. The options vest at the end of three years or immediately upon his retirement or a change in control. Limited stock appreciation rights were granted in tandem with these options. The number of options awarded in fiscal 1996 was based upon a competitive analysis of long-term incentive awards made to the chief executive officers of the Company's competitive peer group, and is consistent with the objectives of the Stock Plan. The number of options awarded in 1996 was not based upon any specific performance measures.

         In addition to the factors described above, in determining the salary and other forms of compensation for Mr. Scharlau, the Compensation Committee took into consideration Mr. Scharlau's substantial experience (45 years) and standing in the industry in general and with the Company in particular. The Compensation Committee also considered Mr. Scharlau's increase in responsibilities and the complexity of his position as a result of the Company's diversification and growth in recent years.


                                                JOHN PAUL HAMMERSCHMIDT
                                                   CHARLES E. SANDERS
                                           Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities during the years 1994, 1995, and 1996 of the CEO and the next four most highly paid executive officers of the Company and its subsidiaries whose direct aggregate remuneration exceeded $100,000 in 1996.

                              SUMMARY COMPENSATION TABLE


                                                                              Long-Term Compensation
                                                                        -------------------------------
                                  Annual Compensation                           Awards          Payouts
                                  -------------------                   ----------------------  -------

         (a)                  (b)       (c)         (d)        (e)           (f)        (g)        (h)          (i)

                                                              Other       Restricted Securities
                                                              Annual        Stock    Underlying    LTIP       All Other
                                       Salary      Bonus     Compensation   Awards    Options/    Payouts   Compensation
Name and Principal Position   Year       ($)       ($) (3)      ($)         ($) (4)   SARs (#)     ($)          ($)
---------------------------   ----    --------    --------   ------------   -------   --------    -------   ------------
Charles E. Scharlau           1996    $450,000    $174,556     $ 7,380      $  -        25,000   $165,362     $ 40,146(5)
  Chairman of the Board,      1995     450,000        -          7,380         -        50,000    156,362       38,994
  Chief Executive Officer,    1994     425,000     161,500       7,380         -       200,000       -          30,999
  and Director

Dan B. Grubb                  1996     295,000        -          7,140         -          -                    275,260(6)
  President and Chief         1995     285,000        -          7,140         -        25,000       -           6,676
  Operating Officer (1)       1994     275,000      58,140       7,140         -       110,000       -           5,186

Stanley D. Green              1996     255,000      96,463      67,445(7)    92,828     13,600     34,382        9,869(8)
  Executive Vice President-   1995     225,000      30,000      59,841       67,544     12,500     30,382        6,938
  Finance and Corporate       1994     204,000      36,046      24,379       22,094    110,000       -           5,696
  Development, and Chief
  Financial Officer

B. Brick Robinson             1996     234,000      68,077       7,140         -         7,500       -            8,384(9)
  Executive Vice President    1995     225,000        -          7,140         -        15,000       -            6,938
  and Chief Operating Officer 1994     204,000        -         45,260       58,138    110,000       -            5,700
  Southwestern Energy
  Production Company and
  SEECO, Inc.  (2)

Gregory D. Kerley             1996     160,000      55,175      13,121(10)   12,413      4,700      1,620         5,710(11)
  Vice President - Treasurer  1995     135,000      14,000      11,194        6,754      3,750       -            4,810
  and Secretary, and Chief    1994     116,000      21,238      10,893        6,313     50,000       -            4,138
  Accounting Officer

------------------------

(1) As of January 1, 1997, Mr. Grubb elected to take early retirement from the Company. Mr. Scharlau has been elected President of the Company to fill the vacancy caused by the resignation of Mr. Grubb. Effective April 28, 1997, Mr. Harold M. Korell will assume the position of Executive Vice President - Operations and Chief Operating Officer of the Company with responsibility for oversight of the Company's utility and exploration and production subsidiaries. Mr. Korell was previously employed by American Exploration Company where he was most recently Senior Vice President - Operations.

(2) Southwestern Energy Production Company and SEECO, Inc. are wholly-owned subsidiaries of the Company.

                                        12

(3) In connection with the 1996 awards, the named executive officers were given the option of taking up to 100% of their awards under the Company's Incentive Compensation Plan in restricted stock with a related stock option issued for each share of restricted stock. Mr. Green and Mr. Kerley elected to take 14% and 5%, respectively, of their awards in restricted stock. In connection with the 1994 awards, these officers were given the option to take up to 100% of their awards under the Incentive Plan in restricted stock. Mr. Robinson, Mr. Green and Mr. Kerley elected to take 100%, 38%, and 23%, respectively, of their 1994 awards in restricted stock.

(4) Restricted stock awards for Mr. Green and Mr. Kerley relating to 1996 performance vest ratably over five years, with the exception of restricted stock awarded in February, 1997 related to 1996 performance which vests ratably over three years. Restricted stock awards for Mr. Green relating to 1995 performance vest at the end of five years while awards for Mr. Kerley relating to 1995 performance vest ratably over five years. Restricted stock awards for Messrs. Green, Robinson and Kerley relating to 1994 performance vest ratably over three years. The value of all nonvested restricted shares held by Messrs. Green, Robinson, and Kerley at December 31, 1996 was $258,017, $46,434 and $25,546, respectively. Dividends are paid on all restricted stock.

(5) Includes $24,000 of Director fees, $13,500 as the Company matching portion of Nonqualified Plan contributions, and $2,646 as the cost of life insurance.

(6) Includes $8,838 as the Company matching portion of Nonqualified Plan contributions, $1,734 as the cost of life insurance, and a $264,688 payment made in connection with Mr. Grubb's early retirement in full and complete settlement of any and all obligations due him under the Company's compensation plans.

(7) Includes $60,305 as a bonus for the payment of income taxes related to the restricted stock grants made during 1996.

(8) Includes $7,613 as the Company matching portion of Nonqualified Plan contributions, $1,499 as the cost of life insurance, and $757 related to the value of life insurance under a split dollar life insurance plan. The Company has purchased a life insurance policy for Mr. Green who has no immediate right to receive the cash surrender value of the policy, and may never have a right to receive the cash surrender value. The interest of Mr. Green in the cash surrender value of the policy will vest only if certain conditions are first satisfied. If Mr. Green's interest in the cash surrender value vests, the retirement benefits payable to him by the Company under its Supplemental Executive Retirement Plan (the "SERP"), a defined benefit retirement income plan, will be reduced dollar for dollar by the amount of the cash surrender value of the policy at the time it vests. The premium paid on the policy is designed to produce a cash surrender value which is equal to, but which may be less than the benefits payable under the SERP.

(9) Includes $7,009 as the Company matching portion of Nonqualified Plan contributions, and $1,375 as the cost of life insurance.

(10) Includes $6,521 as a bonus for the payment of income taxes related to the restricted stock grants made during 1996.

(11)     Includes   $4,369   as  the   Company   matching   portion   of  401(k)
         contributions, $400 as the Company matching portion of Nonqualified Plan contributions, and $941 as the cost of life insurance.

                                        13

                             OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                   Potential Realizable
                                                                     Value at Assumed
                                                                   Annual Rates of Stock
                                                                  Price Appreciation for
                           Individual Grants                          Option Term (3)
-------------------------------------------------------------     ----------------------
      (a)              (b)        (c)        (d)         (e)         (f)          (g)

                               % of Total
                    Number of  Options/
                    Securities   SARs
                    Underlying Granted to Exercise
                    Options/   Employees   or Base
                      SARs     in Fiscal    Price    Expiration
     Name           Granted(1)  Year      ($/Sh)(2)   Date         5% ($)       10% ($)
     ----           ---------- ---------  ---------  ----------   --------     ---------
Charles E. Scharlau   25,000       29.6%   $14.750   12/11/2006    $231,905     $587,693

Dan B. Grubb             -           -         -         -             -            -

Stanley D. Green      12,500       14.8%   $14.750   12/11/2006     115,952      293,846
                       1,100        1.3%   $14.125    2/27/2007       9,771       24,763

B. Brick Robinson      7,500        8.9%   $14.750   12/11/2006      69,571      176,308

Gregory D. Kerley      4,500        5.3%   $14.750   12/11/2006      41,743      105,785
                         200        0.2%   $14.125    2/27/2007       1,777        4,502

------------------------

(1) The 1996 grants issued at $14.75, except those to Mr. Scharlau and Mr. Robinson, vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." The 1996 grants to Mr. Scharlau and Mr. Robinson vest at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control," and are exercisable three years from the date of grant or immediately upon a "change in control." The grants issued for 1996 performance at $14.125 are fully vested and exercisable upon issuance. All 1996 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation rights were granted in tandem with all options granted in 1996.

(2) The exercise price reflects the fair market value of the Company's Common Stock on the date of grant.

(3) Realizable values are reported net of the option exercise price, but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 5% and 10% rates of appreciation as specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The assumed annual appreciation of 5% and 10% on the options granted at $14.75 would result in the price of the
         Company's stock increasing to $24.03 and $38.26, respectively. Realization by optionees of the amounts shown are dependent on future increases in the price of the Company's Common Stock and the continued employment of the optionee with the Company.

          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


          (a)             (b)         (c)                    (d)                            (e)
                                                     Number of Securities           Value of Unexercised
                                                    Underlying Unexercised        In-the-Money Options/SARs
                                                  Options/SARs at FY-End (#)         at FY-End ($) (2)
                                               ------------------------------- -------------------------------
                        Shares
                      Acquired on    Value
      Name            Exercise (#) Realized($) Exercisable(1) Unexercisable(1) Exercisable(1) Unexercisable(1)
      ----            ------------ ----------- -------------- ---------------- -------------- ----------------
Charles E. Scharlau        -           -          225,961         264,685        $926,195        $191,718

Dan B. Grubb               -           -             -               -               -               -

Stanley D. Green           -           -           78,855         125,161         346,690          71,436

B. Brick Robinson          -           -           63,920         126,827         233,462          81,226

Gregory D. Kerley          -           -           16,676          54,421          40,902          29,773

------------------------

(1) All 1996 grants issued at $14.75 and all 1995 grants except those to Mr. Scharlau and Mr. Robinson vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." All 1996 and 1995 grants to Mr. Scharlau and Mr. Robinson vest at the earlier of three years from the date of the grant or at retirement, or immediately upon a "change in control" and are exercisable three years from the date of grant or immediately upon a "change in control." All 1996 grants issued at $14.125 are fully vested and exercisable upon issuance. All 1994 grants vest and become exercisable ratably over the four year period beginning six years from the date of grant or sooner upon achievement of certain performance objectives, upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy Statement, or upon retirement. (See "Compensation Committee Report" for discussion of performance goals.) All grants made prior to 1994 are presently exercisable and expire on the earlier of (a) ten years and one day from the date of grant, or (b) termination of employment other than for retirement due to age or disability. All 1994, 1995, and 1996 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation and 1996.

(2) Values are calculated as the difference between the exercise price of the options/LSARs and the market value of the Company's Common Stock as of December 31, 1996 ($15.125/share).


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                      Estimated Future Payouts
                                                       under Non-Stock Price-
                                                           Based Plans (2)
                                                  --------------------------------
      (a)                (b)          (c)           (d)         (e)        (f)

                                   Performance
                      Number of      or Other
                     Shares, Units Period Until
                      or Other     Maturation or  Threshold    Target     Maximum
      Name           Rights  (1)      Payout       ($ or #)   ($ or #)    ($ or #)
      ----           ------------- -------------  ---------   --------    --------
Charles E. Scharlau     $77,223      1997-2001        -           -          -

Dan B. Grubb  (3)          -             -            -           -          -

Stanley D. Green         18,858      1997-2001        -           -          -

B. Brick Robinson (3)      -             -            -           -          -

Gregory D. Kerley         4,131      1997-2001        -           -          -

                                        15


------------------------

(1) Specified awards are payable in the years 1997 through 2001 at the rate of 20% per year and relate to the five-year performance period beginning January 1, 1992, and ending December 31, 1996. The awards were calculated as a percentage of the participants' 1992 base salary.

(2) The long-term component of the Company's Annual and Long-Term Incentive Compensation Plan was replaced for performance periods beginning after January 1, 1993, by the Stock Plan. Payouts will continue under the long-term component of the Annual and Long-Term Incentive Compensation Plan for five-year performance periods ending each year through December 31, 1997.


(3) Messrs. Grubb and Robinson were not participants in the long-term incentive component of the Company's Annual and Long-Term Incentive Compensation Plan for the performance period ending December 31, 1996.

         The long-term incentive awards described above were awarded pursuant to the Company's former Annual and Long-Term Incentive Compensation Plan. For discussion of this Plan, refer to page 7 of this Proxy Statement under "Compensation Committee Report."


             Agreements Concerning Employment and Changes in Control

         On December 18, 1990, the Company entered into a five-year employment agreement with Mr. Scharlau commencing January 1, 1991, under which Mr. Scharlau will be paid a minimum base salary of $400,000 per year and will be entitled to participate in any of the Company's compensation or benefit plans for which he otherwise qualifies. In 1994, this agreement was extended for two additional years at a minimum base salary of $400,000 per year. On July 8, 1992, the Company entered into a four-year employment agreement with Mr. Grubb under which Mr. Grubb was paid a minimum base salary of $250,000 per year and was entitled to participate in any of the Company's compensation or benefit plans for which he otherwise qualified. Mr. Grubb's employment agreement expired July 8, 1996.

         On August 4, 1989, the Company entered into Severance Agreements with Messrs. Scharlau, Green, and Robinson. Effective July 8, 1992, and December 14, 1994, respectively, the Company entered into Severance Agreements with Mr. Grubb and Mr. Kerley. The Severance Agreements provide that if within three years after a "change in control" of the Company the officer's employment is terminated by the Company without cause, the officer is entitled to a payment equal to the product of 2.99 and the officer's "base amount" as defined under
Section 280G of the Internal Revenue Code. Generally, Section 280G defines the term "base amount" as the officer's average W-2 compensation over the five-year period preceding his termination of employment. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of his termination of employment until the earliest of
(a) the expiration of three years, (b) his death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer.

         Messrs. Scharlau and Robinson (and formerly Mr. Grubb) also are entitled to the severance benefits described above if within three years after a "change in control" they voluntarily terminate employment with the Company for any reason. Messrs. Green and Kerley are also entitled to the severance benefits described above if within one year after a "change in control" they voluntarily terminate employment with the Company for "good reason," or if in the next two succeeding years they voluntarily terminate employment with the Company for any reason.

         For purposes of the severance agreements, a "change in control" includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 20% or more of the Company's voting securities, (ii) approval by the Company's shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any changes which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a "change in control" or that there will be a "change in control" upon the occurrence of certain specified events and such events occur. "Good reason" includes (i) a reduction in the employee's employment status or responsibilities, (ii) a reduction in the employee's base salary, (iii) a change in the employee's principal work location, and (iv) certain adverse changes in the Company's incentive or other benefit plans.

         As of January 1, 1997, Mr. Grubb elected to take early retirement from the Company which resulted in the cancellation of his Severance Agreement. In connection with his retirement, the Company paid Mr. Grubb a lump sum of $264,688 in full and complete settlement of any and all obligations due Mr. Grubb under the Company's compensation plans. The Company also agreed to pay Mr. Grubb a monthly sum of $1,476 from the Company's Pension Plan and Supplemental Retirement Plan, under the ten-year certain and life annuity payment option available under these plans. Fifty percent of the Company's matching contributions on behalf of Mr. Grubb to the Company's 401(k) Savings Plan and Nonqualified Plan ($14,014) were deemed vested at Mr. Grubb's retirement date with the remaining fifty percent being forfeited. All restrictions on the unvested 5,638 shares of restricted Company stock were lifted and all options held by Mr. Grubb to purchase Company stock (options on 160,216 shares) were canceled at Mr. Grubb's retirement date.

         The Company's 1993 Stock Incentive Plan provides that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a "change in control." The Stock Plan also provides that all shares of restricted and phantom stock which have not previously vested or been canceled or forfeited shall vest immediately upon a "change in control." For purposes of the Stock Plan, a "change in control" has the same meaning contained in the Company's Severance Agreements as defined above.

         The Company's Incentive Compensation Plan adopted in 1993 provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a "change in control," as defined in the Company's Severance Agreements. This plan also provides that upon a participant's termination of employment under certain conditions on or after a "change in control" all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

         The Company's Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") provides that:

         (a) Upon a participant's involuntary termination of employment other than for cause, or voluntary termination for "good reason" on or after a "change of control" or as otherwise provided in a severance agreement between the participant and the Company, all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan;

         (b) On or after a "change in control," all awards accrued but unpaid and all awards thereafter accrued shall be 100% vested and nonforfeitable; and

         (c) On or after a "change in control," the Compensation Committee of the Company's Board of Directors and the Company's Chief Executive Officer as they existed immediately prior to such "change in control" shall retain their authority to administer the plan.

         For purposes of the Prior Plan, the terms "change in control" and "good reason" have the meanings contained in the Company's Severance Agreements as defined above.


                             STOCK PERFORMANCE CHART

         The following chart compares for the last five years the performance of the Company's Common Stock to the S&P 500 Index and The Value Line Natural Gas, Diversified, Industry Index (see footnote (1) below). The chart assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991, and that all dividends were reinvested.


(Chart Appears Here)


                                 1991  1992  1993  1994  1995  1996
                                 ----  ----  ----  ----  ----  ----
Southwestern Energy Company      100   126   177   148   129   156
S&P 500 Index                    100   108   118   120   165   203
Value Line Natural Gas,          100   119   145   130   172   220
 Diversified, Industry Index(1)

------------------------

(1) The following companies are included in The Value Line Natural Gas, Diversified, Industry Index: Burlington Resources, Inc., Cabot Oil and
         Gas,  The  Coastal   Corporation,   The  Columbia

                                        18

         Gas System, Inc., Consolidated Natural Gas Company, Eastern Enterprises, Enron Corp., ENSERCH Corporation, Equitable Resources, Inc., KN Energy, Inc., Mitchell Energy & Development Corporation, National Fuel Gas Company, NorAm Energy Corp., PanEnergy Corp., Questar Corp., Seagull Energy Corporation, Sonat Inc., Southwestern Energy Company, Tenneco Inc., Valero Energy Corporation, and The Williams Companies, Inc.

                                        Pension Plans

         The estimated annual benefits payable upon retirement in 1996 to persons in specified remuneration and years of service classifications are as follows:

                                       PENSION PLAN TABLE


                                        Years of Service
                    ----------------------------------------------------------------
Remuneration           15         20         25          30         35         40
------------        --------   --------   --------    --------   --------   --------
  $ 90,000          $ 20,250   $ 27,000   $ 33,750    $ 40,500   $ 47,250   $ 54,000
   120,000            27,000     36,000     45,000      54,000     63,000     72,000
   150,000            33,750     45,000     56,250      67,500     78,750     90,000
   180,000            40,500     54,000     67,500      81,000     94,500    108,000
   210,000            47,250     63,000     78,750      94,500    110,250    126,000
   240,000            54,000     72,000     90,000     108,000    126,000    144,000
   270,000            60,750     81,000    101,250     121,500    141,750    162,000
   300,000            67,500     90,000    112,500     135,000    157,500    180,000
   330,000            74,250     99,000    123,750     148,500    173,250    198,000
   360,000            81,000    108,000    135,000     162,000    189,000    216,000
   390,000            87,750    117,000    146,250     175,500    204,750    234,000
   420,000            94,500    126,000    157,500     189,000    220,500    252,000
   450,000           101,250    135,000    168,750     202,500    236,250    270,000
   480,000           108,000    144,000    180,000     216,000    252,000    288,000
   510,000           114,750    153,000    191,250     229,500    267,750    306,000
   540,000           121,500    162,000    202,500     243,000    283,500    324,000


                                                       Current
                                          Years of   Remuneration
                                          Credited   Covered Under
                      Name                 Service   the Plans (1)
                      ----                --------   -------------
                    Charles E. Scharlau      40       $450,000
                    Dan B. Grubb              5        295,000
                    Stanley D. Green         15        255,000
                    B. Brick Robinson         9        234,000
                    Gregory D. Kerley         7        160,000
-----------------

(1) The Internal Revenue Code (the "Code") limits both the amount of compensation that may be used for purposes of calculating a participant's Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 1996 plan year, (i) a participant's compensation in excess of $150,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $120,000. The numbers presented in the table disregard these limitations because the

                                        19


      Company's   Supplemental   Retirement  Plan,  discussed  below,   provides
      participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code.


         The Company's Pension Plan provides for defined benefits to eligible officers and employees in the event of retirement at a specified age based on number of years of service and average monthly compensation during the five years of highest pay in the last ten years before terminating. Contributions to the plan cannot be allocated to individual participants because funding is based on average and not individual participation. No contributions from the Company to the plan were required in 1996.

         On May 31, 1989, the Company adopted a Supplemental Retirement Plan which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a "change in control" as defined under "Agreements Concerning Employment and Changes in Control" on page 16 of the Proxy Statement, the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

         The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, with offices at 6450 South Lewis, Suite 300, Tulsa, Oklahoma 74136-1068, has been the independent public accounting firm of the Company since 1979. Representatives will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to the shareholders if they so desire. The representatives will also be available to respond to appropriate questions from the shareholders. There have been no disagreements with the independent public accountants on accounting and financial disclosure.


                        PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than December 9, 1997, for inclusion in the 1998 Proxy Statement and form of proxy. Proposals intended to be the subject of a separate solicitation may be brought before the 1998 Annual Meeting by shareholders provided that written notice of any such proposal is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the called meeting date. If less than 65 days notice of the 1998 Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the annual meeting date was mailed. The Company's by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                                 OTHER BUSINESS

         While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company's management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company's principal executive offices no later than the close of business on April 29, 1997. The Company's by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

         Any shareholder who has not received a copy of the Company's Annual Report or wishes to obtain a copy of the Company's Form 10-K may obtain a copy of either free of charge by contacting Mr. Gregory D. Kerley, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408.


                                          By Order of the Board of Directors

                                                 GREGORY D. KERLEY
                                                     Secretary
Dated:  April 14, 1997

                           SOUTHWESTERN ENERGY COMPANY
                                1083 Sain Street
                                 P. O. Box 1408
                        Fayetteville, Arkansas 72702-1408

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 21, 1997, at the Annual Meeting of Shareholders to be held on May 22, 1997, or any adjournment or adjournments thereof.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors.



 [ X ] Please mark your votes as in this example.

         You are encouraged to specify your choices by marking the appropriate box, but you need not mark either box if you wish to vote FOR the election of all nominees. The Proxies cannot vote your shares unless you sign and return this card.

1.  ELECTION OF DIRECTORS  FOR [ ]  WITHHELD [ ]  NOMINEES:     J. Hammerschmidt
                                                  R. Howard     C. Sanders
                                                  K. Mourton    C. Scharlau


FOR, except vote WITHHELD from the following nominee(s):_______________________ FOR, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.

_______________________________________________________________________________


                   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                   _____________________________________________________________

                   _____________________________________________________________
                       SIGNATURE(S)                                 DATE

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.